SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	May 16, 2007
Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2007, the board of directors (the “Board”) of Strategic Hotels & Resorts, Inc. (the “Company”) approved an increase in the annual retainer fee for the chairperson of the Board to $40,000 per year effective as of May 17, 2007, with the $20,000 increase paid as a restricted stock unit (“RSU”) award and the grant date to be the date of the Company’s annual meeting of stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Most employees of the Company, excluding our chief executive officer whose compensation terms are governed by his employment agreement, participate in the Company’s annual incentive compensation program pursuant to which bonuses and RSUs may be awarded depending upon specific performance objectives and the weights assigned to them as established by the Compensation Committee of the Board (the “Compensation Committee”). On May 16, 2007, the Compensation Committee approved the specific performance objectives that will be used to determine the amount of bonuses and RSUs for employees for the 2007 fiscal year.

With respect to 2007 annual bonus awards, the Compensation Committee determined to use the absolute measure of funds from operations (“FFO”) per fully converted share as the company performance objective. In addition, the Company’s program provides that to the extent the Company’s relative FFO growth compared to a selected peer group falls within the top or bottom quartile, the Compensation Committee retains discretion to adjust upward or downward up to 30% of the company performance portion of the bonus payout on either an individual or company-wide basis. The individual award is based upon a performance review.

The amount of bonus each employee is eligible to earn is based on both company and individual performance objectives that vary in weight based on the grade level of the employee and ranges from 0% to 90% of base salary for the Company’s executive officers, except for the Company’s chief financial officer and executive vice presidents who do not have an established maximum bonus amount.

Under the annual incentive compensation program, the number of RSUs (and in the case of the Company’s chief financial officer, the number of options, RSUs and performance shares) that may be awarded will be based solely on individual performance according to a five level performance rating system. An employee can receive awards of RSUs ranging in value from 0% of base salary to 150% of base salary.

In addition, the Compensation Committee may award discretionary awards to the extent that the Compensation Committee determines that the bonus and RSUs awarded to an employee does not adequately reward an individual’s performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

May 22, 2007	By:	/s/	Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

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